EXHIBIT 4.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made by and between the investor signatory hereto (the “Investor”) and Fluid Media Networks, Inc., a Nevada corporation (the “Company”).

WHEREAS, subject to the terms and conditions in this Agreement, the Investor irrevocably agrees to subscribe for and purchase (subject to acceptance of such subscription by the Company) the number of shares of Common Stock (the “Shares”), of the Company set forth on the Investor’s signature page hereto (the “Purchase”) for a purchase price in cash equal to $0.40 per share of Common Stock (the aggregate amount to be paid by the Investor shall be referred to as the “Purchase Price”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

1.           SUBSCRIPTION FOR AND PURCHASE OF THE SHARES.

1.1           Subscription for Shares by the Investor.  Subject to the terms and conditions in this Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase, the Shares.  Simultaneously with the execution of this Agreement, the Subscriber is paying and delivering to the Company the Purchase Price.  In addition, the Investor is delivering to the Company an executed Confidential Investment Qualification Questionnaire.

1.2           Closing.  The closing (the “Closing”) of the Purchase and the transactions contemplated by this Agreement shall be ______________, 2007 (the “Closing Date”) and shall take place at the offices of Nixon Peabody LLP, 555 West Fifth Street, 46th Floor, Los Angeles, California 90013.

1.3           Company Deliveries.  At the Closing, the Company shall deliver to the Investor stock certificates representing the Shares to be purchased by the Investor at the Closing, each of which shall be registered in such Investor’s name or its designee, against delivery to the Company of the Purchase Price.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Investor as follows.

2.1           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own its properties and to carry on its business as conducted.

2.2           Authority.  The Company has the requisite power and authority to execute and deliver this Agreement, and perform its obligations herein, and consummate the transactions contemplated hereby.  The Company has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform its obligations herein and to consummate the transactions contemplated hereby.  This Agreement is a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

2.3           Shares Duly Authorized.  All of the Shares to be issued to the Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3.           REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.  The Investor hereby represents and warrants to the Company as follows.

3.1           Organization.  The Investor, if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted.  The Investor, if a natural person, is of legal age, competent to enter into a contractual obligation.  The principal place of business or principal residence of the Investor is as shown on the signature page of this Agreement.

3.2           Authority.  The Investor has the requisite power and authority to deliver this Agreement, and perform his, her or its obligations herein, and consummate the transactions contemplated hereby.  The Investor has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby.  This Agreement is a valid, legal and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

3.3           Investor Intent.  Unless the Investor is acting in a fiduciary capacity as provided in Section 3.4 below, the Investor is acquiring the Shares for its own account as principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.4           Fiduciary Capacity.  If the Investor is subscribing for the Shares in a fiduciary capacity, the Investor makes these representations and warranties on behalf of the person(s) or entity(ies) for whom the Investor will purchase the Shares.

3.5           Financial Status.  The Investor has such knowledge and experience in financial and business matters as will enable the Investor to evaluate the merits and risks of an investment in the Company.  The Investor, if a natural person, has adequate means of providing for his, her or its current financial needs and personal contingencies, and has no need for liquidity in the investment in the Shares, understands that he, she or it may not be able to liquidate his, her or its investment in the Company in an emergency, if at all, and can afford a complete loss of the Purchase Price.

3.6           Accredited Investor.  The Investor is an Accredited Investor, as defined by Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”).  If the Investor is a corporation, partnership, trust or other entity, the Investor was not organized for the specific purpose of acquiring the Shares.

3.7           Investor is Not a U.S. Person.  The Investor is not a U.S. Person as such term is defined by Rule 902 of Regulation S of the 1933 Act and is not acquiring the Shares for the account or benefit of any U.S. Person.

3.8           Access to Information.  In purchasing the Shares, the Investor is relying on its independent investigation of the Company.  The Investor has received and reviewed all information the Investor considers necessary or appropriate for deciding whether to purchase the Shares.  The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of purchase of the Shares and regarding the business, financial affairs and other aspects of the Company and has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which the Investor deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to the Investor.

3.9           No Other Representations; No General Solicitation. Neither the Company nor any other person or entity has made any commitment, representation or warranty to the Investor of any type or manner with respect to the Investor’s investment in the Company, and the Investor has not relied on any commitments, representations or warranties, except those set forth herein. The Investor also acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Shares. The Investor has received no general solicitation or general advertisement in connection with the Purchase or an investment in the Company.  The Investor did not subscribe for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

3.10           Accuracy of Information.  The Investor understands and acknowledges that the Company is relying on the accuracy, veracity and completeness of the information provided by the Investor in this Agreement and otherwise in connection with the Purchase with respect to the offer and sale the Shares.  As of the date hereof and as of the Closing, the representations and warranties of the Investor contained herein and all information provided by the Investor to the Company concerning the Investor, its financial position and its knowledge of financial and business matters with respect to Investor’s investment in the Shares under this Agreement, including, but not limited to, the information set forth in the Confidential Investment Qualification Questionnaire attached hereto and incorporated herein, is correct and complete, and if there should be any changes in that information prior to the Investor purchasing the Shares, the Investor will immediately provide the Company with the correct information.

4.           AGREEMENTS AND ACKNOWLEDGEMENTS OF THE INVESTOR.  The Investor hereby agrees and acknowledges to the Company as follows.

4.1           No Registration.  The Investor understands that the Shares being acquired by the Investor have not been registered under the 1933 Act, in reliance on an exemption therefrom for transactions not involving any public offering, that the Shares have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Investor by the Company.  No federal or state governmental agency has passed on or made any recommendation or endorsement of the Shares or an investment in the Company.

4.2           Regulation S Conditions. If the Investor attempts to sell, transfer or otherwise dispose of the Shares prior to the one-year distribution compliance period (as described in Regulation S), Investor agrees that:

(a)           The offer or sale of the Shares by the Investor, if made prior to the expiration of a one-year distribution compliance period (which is defined as the period which begins when the Shares were first offered to persons other than distributors, as defined in Section 4.4(b) herein, in reliance upon Regulation S, or the date of the closing of the offering of the Shares, whichever is later, and continuing until one year thereafter, except as otherwise provided in Regulation S) shall not be made to a U.S. Person or for the account of a U.S. Person, other than a distributor;

(b)           The offer and sale of the Shares by the Investor, if made prior to the expiration of a one-year distribution compliance period shall also comply with the following conditions:

(i)           The Investor shall require that prior to the sale or transfer, t he purchaser of the Shares (other than a distributor) certifies that it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U. S. Person or is a U.S. Person who purchased securities in a transaction that did not require registration under the 1933 Act;

(ii)           The Investor shall require that prior to the sale or transfer, the purchaser of the Shares agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act; and

(iii)           The Investor shall require that prior to the sale or transfer, the securities to be transferred by Investor contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the 1933 Act;

(c)           The Investor understands the Company, to comply with Regulation S, shall refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, the Company shall be entitled to implement such other reasonable procedures as it may elect to prevent any transfer of the securities not made in accordance with the provisions of Regulation S; and

(d)           Investor further agrees to provide written notice to any distributor, wherein the distributor agrees, that each distributor selling securities to a distributor, a dealer (as defined in section 2(12) of the 1933 Act), or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the one-year distribution compliance period, shall send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to the distributor.

4.3           Legends. Investor understands that the certificates evidencing the Shares bear or will bear one or all of the following legends: (i) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS, OTHER THAN DISTRIBUTORS AS DEFINED IN REGULATION S, IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR PURSUANT TO AN EXEMPTION THEREFROM, AND PRIOR TO THE ONE-YEAR DISTRIBUTION COMPLIANCE PERIOD HEDGING TRANSACTIONS IN THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”; and (ii) any other legend required by the laws of the jurisdiction where Investor resides.

4.4           Limitations on Disposition and Resale.

(a)           The Investor understands that the Shares cannot be sold, transferred or otherwise disposed of unless the Shares have been registered by the Company pursuant to the 1933 Act and any applicable state securities laws, unless an exemption therefrom is available.  The Investor understands that it may not be possible for the Investor to liquidate his, her or its investment in the Company; and the Investor agrees not to sell, transfer or otherwise dispose of his, her or its Shares unless such sale, transfer or other disposition is in accordance with any applicable agreement(s) restricting transfer thereof and the Shares have been so registered or an exemption from the requirement of registration is available under the 1933 Act.  The Investor recognizes that there will not be any public trading market for the Shares and, as a result, the Investor may be unable to sell or dispose of its interest in the Company.

(b)           In the event the Shares are offered or sold by a distributor (which is defined to mean any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the Shares offered and sold pursuant to this Agreement in reliance on Regulation S), the Investor represents, warrants and agrees that it shall provide to and require the distributor to sign a notice agreeing to comply with the following conditions:

(i)           that all offers and sales of the Shares prior to the expiration of the one-year distribution compliance period shall be made only in accordance with the provisions of Rule 903 or 904 of Regulation S, pursuant to registration of the Shares under the 1933 Act, or pursuant to an available exemption under the 1933 Act; and

(ii)           the distributor will not engage in hedging transactions with regard to such Shares prior to the expiration of the one-year distribution compliance period specified in Rule 903 of Regulation S unless in compliance with the 1933 Act.

4.5           High Degree of Risk.  The Investor recognizes that the Company has generated net losses since inception, and, accordingly, an investment in the Company is extremely speculative and involves a high degree of risk.  The Investor has taken full cognizance of and understands all of the risk factors related to the purchase of the Shares.

4.6           Irrevocable Subscription and Cancellation.  The Investor understands that this subscription is irrevocable, except as otherwise provided in any applicable federal or state law governing this Agreement and the transactions contemplated herein.

4.7           Confidentiality.  Information provided to the Investor by the Company in connection with this Agreement (whether oral or written) is confidential and nonpublic, and all such information shall be kept in confidence by the Investor and shall neither be used by the Investor to the Investor’s personal benefit (other than in connection with the Investor’s subscription for the Shares) nor disclosed to any third party for any reason; provided, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible as of the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements including, without limitation, any agreement they may have with the Company).

5.           INDEMNIFICATION.  The Investor shall indemnify and hold harmless the Company and its officers, employees, directors, agents, affiliates, or control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Investor to the Company concerning itself or its financial position in connection with the offering or sale of the Shares against losses, liabilities and expenses for which the Company or any of its officers, employees, agents, affiliates, directors, or control persons of any such entity have not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) as incurred by such person or entity in connection with such action, suit, or proceeding.

6.           ARBITRATION.  Any dispute concerning this Agreement (or the investment in the Company) shall be submitted to binding arbitration before a single arbitrator under the then applicable rules of the American Arbitration Association (or any successor thereto or any replacement arbitration tribunal as agreed to by the parties).  The arbitration hearing will be held in Los Angeles, California.  The remedial authority of any arbitrators serving under any dispute shall be the same as, but no greater than would be, the remedial power of a court having jurisdiction over the parties and their dispute.  The prevailing party or parties in any such dispute shall be entitled to recover reasonable attorney’s fees and costs as determined by the arbitration.

7.           GOVERNING LAW; SEVERABILITY.  This Agreement is governed by and shall be construed in accordance with the law of the State of California, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby, and that provision shall be enforced to the greater extent permitted by law.

8.           ASSIGNMENT.  The Investor shall have neither the right nor the power to assign or delegate any provision of this Agreement except with the prior written consent of the Company.  Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators.

9.           COUNTERPARTS.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document.  This Agreement may also be executed and delivered by facsimile signature, or by e-mail, pdf or other image file, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.           ENTIRE AGREEMENT.  This Agreement and any agreements referenced herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing executed by the party to be bound thereby.

11.           FURTHER ASSURANCES.  Each of the parties hereto agrees that it will, from time to time after the date of this Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement.

12.           PUBLIC ANNOUNCEMENTS.  Subject to any requirement of applicable law, all public announcements or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be made or issued only with the prior written consent of the Company.

13.           NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when transmitted by facsimile (transmission confirmed), (c) on the fifth business following mailing by registered or certified mail (return receipt requested), or (d) on the next business day following deposit with an overnight delivery service of national reputation, to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as may be specified by like notice).

If to Investor: to the Investor’s address and or facsimile number appearing on the books of the Company
If to the Company: Fluid Media Networks, Inc. 5813-A Uplander Way Culver City, California 90230 Attention: Justin Beckett Facsimile: (310) 665-0735	with a copy to: Nixon Peabody, LLP The Gas Company Tower 555 West Fifth Street, 46th Floor Los Angeles, CA 90013 Attention: Jenny Chen-Drake, Esq. Facsimile: (213) 629-6001

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[SIGNATURE PAGE FOR INDIVIDUAL SUBSCRIBER]

IN WITNESS WHEREOF, the parties have hereby executed this Subscription Agreement as of the day set forth above and in the acceptance set forth below.

______________________________________________ Number of Shares which Subscriber Desires to Purchase ______________________________________________ Dollar Amount of Subscription Tendered by Subscriber
SUBSCRIBER NAME

By:   ________________________________________

___________________________________________
Signature of Joint Subscriber

___________________________________________
Residence Address
(Street Address)

___________________________________________
(City and State)                                                    (Zip Code)

___________________________________________
Telephone Number

___________________________________________
Social Security Number or
Taxpayer Number of Subscriber

ACCEPTANCE
The foregoing subscription is hereby accepted, subject to the terms and conditions hereof, as of __________ ___, 2007.

______________________________________________ Amount of Subscription Accepted ______________________________________________ Number of Shares	FLUID MEDIA NETWORKS, INC. By: _______________________________________ Name: Title:

[SIGNATURE PAGE FOR SUBSCRIBERS WHICH ARE ENTITIES]

IN WITNESS WHEREOF, the parties have hereby executed this Subscription Agreement as of the day set forth above and in the acceptance set forth below.

______________________________________________ Number of Shares which Subscriber Desires to Purchase ______________________________________________ Dollar Amount of Subscription Tendered by Subscriber

Name of Subscriber (Print or Type)

By:  _______________________________________
Signature

Its:  _______________________________________
Title

___________________________________________
Principal Place of Business of Subscriber

___________________________________________
(City and State)                                                     (Zip Code)

___________________________________________
Telephone Number

___________________________________________
Tax Identification Number of Subscriber

ACCEPTANCE
The foregoing subscription is hereby accepted, subject to the terms and conditions hereof, as of __________ ___, 2007.

______________________________________________ Amount of Subscription Accepted ______________________________________________ Number of Shares	FLUID MEDIA NETWORKS, INC. By: _____________________________________ Name: Title:

CONFIDENTIAL INVESTMENT QUALIFICATION QUESTIONNAIRE

FLUID MEDIA NETWORKS, INC.

a Nevada corporation

SPECIAL INSTRUCTIONS
In order to establish the availability under federal and state securities laws of an exemption from registration or qualification requirements for the proposed offering, you are required to represent and warrant, and by executing and delivering this questionnaire will be deemed to have represented and warranted, that the information stated herein is true, accurate and complete to the best of your knowledge and belief, and may be relied on by the Company.  Further, by executing and delivering this questionnaire you agree to notify the Company and supply corrective information promptly if, prior to the consummation of your purchase of the Shares, any such information becomes inaccurate or incomplete.  Your execution of this questionnaire does not constitute any indication of your intent to subscribe for the Shares.

A subscriber who is a naturalperson must complete each Question except for 2 and 5.

A subscriber that is an entity other than a trust must complete each Question except for 3 and 5.

A subscriber that is a trust must complete each Question except for 3.

GENERAL INFORMATION

1.           All Subscribers.

a.           Name(s) of prospective investor(s):  ______________________________________________

b.           Address:  __________________________________________________________________

c.           Tel. No.: (____) ____________

2.           Subscribers That Are Entities.

a.           Type of entity:

___           Trust
___           Company
___           Partnership
___           Other:

b.           State and date of legal formation:   _______________________________________________

c.           Nature of Business: __________________________________________________________

d.           Was the entity organized for the specific purpose of acquiring the Shares in this offering?

Yes ____                      No ____

e.           Federal tax identification number: _______________________________________________________________

3.           Subscribers Who Are Individuals.

a.           State where registered to vote:   ________________________________________________________________

b.           Social Security Number:   _____________________________________________________________________

c.           Please state the subscriber’s education and degrees earned:

Degree                      School                                                                                     Year
_________     ___________________________________    _____
_________     ___________________________________    _____

d.           Current occupation (if retired, describe last occupation):

Employer:   ______________________________________________________________________________________

Nature of Business:   _______________________________________________________________________________

Position:   _______________________________________________________________________________________

Business Address:   ________________________________________________________________________________

Tel. No.: (___) ____________

4.           Accreditation.  Does the subscriber satisfy one or more of the following accredited investor requirements?  Contact the Company if none of the following is applicable.

Investor is:

☐	A natural person whose net worth (or joint net worth with my spouse) is in excess of $1,000,000 as of the date hereof.

☐
A natural person whose income in each of the two preceding calendar years was, and whose income in the current calendar year is, reasonably expected to be in excess of $200,000 or joint income with my spouse in each of the two preceding calendar years was, and in the current calendar year is, reasonably expected to be in excess of $300,000.

☐	A director or executive officer of the Company.

☐
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Stock of the Company, whose purchases are directed by a sophisticated person, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Stock of the Company.

☐	A “bank”, “savings and loan association”, or “insurance company” as defined in the 1933 Act.

☐	A broker/dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐	An investment company registered under, or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958.

☐
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and having total assets in excess of $5,000,000.

☐	An “employee benefit plan” as defined in the Employee Retirement Income Security Act of 1974 (a “Plan”) which has total assets in excess of $5,000,000.

☐
A Plan whose investment decisions, including the decision to subscribe for the Stock of the Company, are made solely by (i) a “plan fiduciary” as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which includes a bank, a savings and loan association, an insurance company or a registered investment adviser, or (ii) an “accredited investor” as defined under Rule 501 (a) of the 1933 Act.

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐
Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business Trust, or partnership, not formed for the specific purpose of investing in the Shares and having total assets in excess of $5,000,000.

☐	Any entity in which all of the equity owners meet one of the above descriptions.

5.           Trusts.
Does the trust meet the following tests:

a.           Has total assets in excess of $5,000,000?

Yes ____                      No ____

b.           Was formed for the purpose of the Investment in the Shares in this offering?

Yes ____                      No ____

c.           Are the purchases by the Trust directed by a sophisticated investor who, alone or with his or her subscriber representative, understands the merits and risks of the Investment in the Shares?

Yes ____                      No ____

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